Exhibit 99.2

Investor Update - July 17, 2024

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. unless otherwise specified.

Certain financial information provided in this exhibit (“non-GAAP financial figures”) is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. Air Group is not able to reconcile certain forward looking non-GAAP financial figures without unreasonable effort because the adjusting items will not be known until the end of the indicated future periods and could be significant. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include the risks associated with contagious illnesses and contagion, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

OUTLOOK
The table below reflects our updated expectations for the third quarter and full year 2024. We are lowering our FY EPS guidance by $0.25 at the midpoint, and back to the original FY EPS midpoint of $4.00 provided at the beginning of the year. Our FY guide reflects the economics of a newly signed tentative agreement with our flight attendants and moderating domestic revenue environment.

Q3 Expectation
Capacity (ASMs) % change versus 2023	Up 2% to 3%
CASMex % change versus 2023	Up high single digits
RASM % change versus 2023	Flat to positive
Economic fuel cost per gallon	$2.85 to $2.95
Earnings per share(a)	$1.40 to $1.60

Full Year Expectation
Capacity (ASMs) % change versus 2023	Up < 2.5%
Earnings per share(a)	$3.50 to $4.50
Capital expenditures	$1.2 billion - $1.3 billion
(a) Earnings per share guidance assumes a full year tax rate of approximately 25%. Full year EPS guidance assumes an economic fuel cost per gallon of approximately $2.90 for FY 2024.

HISTORICAL CASMEX
In 2024, we removed expenses directly related to freighter aircraft operations from our calculation of CASMex. To provide comparable year over year analysis, the table below provides a reconciliation of 2023 quarterly operating expenses and CASMex to also exclude freighter costs.

(in millions)	Q1 2023		Q2 2023		Q3 2023		Q4 2023
Total operating expenses	$2,382		$2,501		$2,628		$2,521
Less the following components:
Aircraft fuel, including hedging gains and losses	665		573		694		709
Freighter costs	14		12		12		15
Special items - operating	64		186		156		37
Total operating expenses, excluding fuel, freighter costs, and special items	$1,639		$1,730		$1,766		$1,760

ASMs	15,705		17,160		18,582		17,077
CASMex	10.44	¢	10.08	¢	9.50	¢	10.31	¢